TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
Occidental Petroleum Corporation:

We consent to the (i) inclusion in the Occidental Petroleum Corporation (Occidental) Form 10-K for the year ended December 31, 2016, and the incorporation by reference in Occidental's registration statements (Nos. 333-55404, 333-63444, 333-83124, 333-104827, 333-124732, 333-142705, 333-203801, 333-207413, and 333-205047) (the “Registration Statements”), of references to our name and to our letter dated January 26, 2017, relating to our review of the methods and procedures used by Occidental for estimating its oil and gas proved reserves (our “Letter”), (ii) filing of our Letter with the Securities and Exchange Commission as Exhibit 99.1 to the Form 10-K and (iii) incorporation by reference of our Letter in the Registration Statements.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 23, 2017

SUITE 600, 1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799    FAX (403) 262-2790
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